                                                                    Exhibit 10.1

                         RESTATED EMPLOYMENT AGREEMENT
                         -----------------------------


This Agreement effective as of March 22, 1989 is made this   day of     , 2001,
by and between The Conestoga Telephone and Telegraph Company, a Pennsylvania corporation, with its principal place of business in Birdsboro, Berks County, Pennsylvania (hereinafter called the "Company"), and Donald R. Breitenstein, an individual residing in Union Township, Berks County, Pennsylvania (hereinafter called "Breitenstein").

W I T N E S S E T H :
---------------------

WHEREAS, Breitenstein has been employed by the Company since April 30, 1962, in various capacities and has managed such positions in a capable and efficient manner resulting in substantial benefits and profits to the Company;

WHEREAS, Breitenstein and the Company entered into an employment agreement dated March 22, 1989 (the "Employment Agreement"), in which the parties provided for Breitenstein's continued employment by the Company and agreed to defer a portion of Breitenstein's compensation until the earlier of his death, disability, or retirement on or after December 31, 2005;

WHEREAS, as of June 1, 1999, the parties entered into an amendment to the Employment Agreement (the "1999 Amendment") to permit Breitenstein to retire on or after December 31, 2002;

WHEREAS, Breitenstein and the Company desire further to amend the Employment Agreement to provide Breitenstein with additional rights in the event of a change of control in the Company; and

WHEREAS, Breitenstein and the Company desire to enter into this Restated Employment Agreement to restate the Employment Agreement, as amended. NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.      Continued Employment. Breitenstein shall continue in the employ of the
        --------------------
Company in such capacities as the Company may from time to time assign to Breitenstein. The Company shall pay Breitenstein an annual salary of One Hundred Twenty Eight Thousand Dollars ($128,000.00) during 2001, and shall include Breitenstein as a participant in the Company's incentive pay programs and other salaried employees' benefit programs as more fully provided in Paragraph 15. Breitenstein's annual salary, before deductions, for each year during the term hereof commencing on January 1, 1989, shall hereinafter be referred to as "Breitenstein's Base Salary." Breitenstein's Base Salary shall not include bonuses paid to Breitenstein under any incentive compensation programs of the Company or any affiliated entity. Breitenstein's Base Salary may be increased by the Company from time to time after the date hereof as the Company, in its sole discretion, shall determine.

2.      Deferred Compensation. The Company has accrued for Breitenstein's
        ---------------------
benefit deferred compensation equal to ten percent (10%) of Breitenstein's Base Salary, before deductions, for each year commencing on January 1, 1989, through December 31, 2000, and shall continue to accrue for Breitenstein's benefit deferred compensation equal to ten percent (10%) of Breitenstein's Base Salary, before deductions, for each year, or part thereof, that Breitenstein is employed by the Company after January 1, 2001 (hereinafter referred to as the "Deferred Compensation"). The Deferred Compensation accrued for each year hereunder has been accumulated, and, as of December 31, 2000, the accumulated deferred compensation totaled One Hundred Eighteen Thousand One Hundred Twenty Dollars ($118,120.00), which amount plus the amount of Deferred Compensation accrued hereunder after January 1, 2001 shall hereinafter be referred to as the

"Accumulated Deferred Compensation." The Company shall pay the Accumulated Deferred Compensation in accordance with the provisions of Paragraph 3.

3.      Payments of Accumulated Deferred Compensation upon Retirement,
        --------------------------------------------------------------
Disability, or Death. At such time as Breitenstein:
--------------------

(i) elects to retire on or after December 31, 2002, from the active and daily service of the Company;
(ii) becomes so disabled, either physically or mentally, prior to December 31, 2002, that it becomes necessary to terminate his employment with the Company (hereinafter referred to as "Disability" or "Disabled");
(iii) terminates his employment, or his employment is terminated, under Paragraph 9; or
(iv)    dies while still an employee of the Company,

whichever of the foregoing events occurs first (the "Triggering Event"), the Company shall pay the Accumulated Deferred Compensation to Breitenstein in 120 equal monthly payments, each of which shall equal 1/120th of the amount of the Accumulated Deferred Compensation. Such payments shall commence one (1) month after the Triggering Event and shall be payable monthly for 120 consecutive months (the "Payment Period") until the entire amount of the Accumulated Deferred Compensation has been paid. If Breitenstein receives payments hereunder as the result of his Disability and then resumes his employment with the Company, the payments received by him during such period of Disability shall be deducted from the amount of the Accumulated Deferred Compensation.

4.      Breitenstein's Death. If Breitenstein dies during the term of his
        --------------------
employment or the Payment Period, the Deferred Compensation or remaining payments thereof shall be paid to Breitenstein's estate; provided that, if Breitenstein names, in a writing submitted to the Company, a beneficiary for such benefits upon his death during the term of his employment or the Payment Period, the Deferred Compensation payments, or the balance thereof, shall be paid to such beneficiary. If such beneficiary predeceases Breitenstein or survives Breitenstein but dies during the Payment Period, such payments, or the balance thereof, shall be paid to Breitenstein's estate.

5.      Term of Employment. The Company shall continue to employ Breitenstein
        ------------------
until December 31, 2002, unless Breitenstein's employment is terminated prior thereto as a result of his death, disability, or for "Proper Cause". Proper Cause for the termination of Breitenstein's employment by the Company shall be as follows:

        (a) Breitenstein's dishonest or illegal conduct; or
        (b) Breitenstein's willful dereliction of his duties to the Company.

During such period of employment Breitenstein shall devote his entire time and attention exclusively to the business of the Company, except during usual vacation periods and except to the extent reasonably required by Breitenstein for the supervision of his own investments.

6.      Contingency. The Company's obligation to accrue and pay Deferred
        -----------
Compensation pursuant hereto is conditioned and contingent upon Breitenstein remaining in the employ of the Company until at least December 31, 2002, unless prior to said date, Breitenstein dies, becomes disabled, terminates his employment with the Company for proper cause (hereinafter called "Breitenstein's Proper Cause") or terminates his employment, or his employment is terminated, in a Control Termination under Paragraph 9. Breitenstein's Proper Cause shall consist of any of the following:

        (a) The Company's failure to increase Breitenstein's Base Salary reasonably to adjust for inflation in order to protect Breitenstein's standard of living from the adverse effects of inflation, provided that nothing herein contained shall obligate the Company to base such salary adjustments on any cost of living index and further provided that the Company's earnings permit such adjustments;

        (b) The failure of the Company, at least annually, to make a good faith review of Breitenstein's performance, discuss such performance with Breitenstein, and make merit adjustments in Breitenstein's Base Salary, if Breitenstein's performance justifies such merit adjustments, provided that the Company's earnings permit such adjustments;

        (c) The failure of the Company reasonably to increase Breitenstein's Base Salary to reflect any substantial increases in Breitenstein's position and responsibilities with the Company, provided that the Company's earnings permit such adjustment; or

        (d) The Company's continued harassment of Breitenstein to the extent that it becomes impossible for Breitenstein reasonably to perform his duties with the Company and makes Breitenstein's continued employment with the Company reasonably unbearable to Breitenstein.

7.      Determination of Disability. If Breitenstein wishes to terminate his
        ---------------------------
employment with the Company because of his Disability, or if the Company wishes to terminate Breitenstein's employment because of Breitenstein's Disability, Breitenstein shall submit to a physical examination or examinations by a medical doctor or doctors chosen by the Company. Breitenstein and the Company shall be bound by the determination of such medical doctors as to whether Breitenstein is Disabled. Breitenstein's failure to submit to such physical examination or examinations, as are reasonably and in good faith requested by the Company, shall be grounds for the Company to refuse to make any payments hereunder.

8.      Reorganization. The Company shall not merge or consolidate with any
        --------------
other corporation or entity until such corporation or entity expressly assumes the duties of the Company hereunder.

9.      Change of Control. If, Breitenstein's employment with the Company is
        -----------------
terminated prior to December 31, 2002, after a change of control, as defined in Paragraph 10 (hereinafter called "Control Termination"), either by Breitenstein or by the Company, the Company shall pay to Breitenstein his Base Salary, determined as of the date of the Control Termination, for a period of three (3) years from and after the date of the Control Termination in such periodic installments as were being paid at the time of the Control Termination. The Company shall also pay the Accumulated Deferred Compensation in accordance with the provisions of Paragraphs 2 through 4 as though the date of the Control Termination were December 31, 2002. Regardless of the reason for the Control Termination, even if for Proper Cause, Breitenstein's right to Deferred Compensation benefits hereunder shall vest and become payable by the Company in accordance with the provisions of Paragraphs 2 through 4.

10.     Definition of Change of Control. For purposes of this Agreement, a
        -------------------------------
change of control shall be deemed to have occurred in the event of: (i) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation, or otherwise, of voting power over that number of voting shares of the capital stock of Conestoga Enterprises, Inc., which, when combined with the existing voting power of such persons or entities, would enable them to cast fifty percent (50%) or more of the votes which all shareholders of Conestoga Enterprises, Inc., as applicable, would be entitled to cast in the election of directors of Conestoga Enterprises, Inc., or (ii) the sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Conestoga Enterprises, Inc. or the Company, to a transferee other than an entity of which a controlling interest is owned by Conestoga Enterprises, Inc. or the Company.

11.     Nonassignability. The rights and benefits of Breitenstein under this
        ----------------
Agreement are personal to him, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment, or transfer, except to a named beneficiary under Paragraph 4.

12.     Binding Effect. This Agreement shall be binding upon the parties
        --------------
hereto, their heirs, executors, administrators, successors, and assigns. This Agreement only creates rights and duties for the Company and Breitenstein and shall not be construed as creating third party rights for the benefit of any person or entity.

13.     Amendment. This Agreement sets forth the entire understanding and
        ---------
agreement between the parties and may only be amended by a written agreement signed by both the Company and Breitenstein.

14.     Funding. Breitenstein understands that the Company will not fund its
        -------
obligations hereunder by setting aside assets while Breitenstein is employed by the Company. Payments hereunder will be made by the Company from operating funds when due, but are not contingent upon the Company's profitability.

15.     Other Benefits. In addition to the Deferred Compensation, Breitenstein
        --------------
shall be entitled to participate in all employee benefits, including, but not limited to, participation in the pension, health insurance, and life insurance, provided by the Company to its active or retired employees, as applicable, in accordance with the terms of such benefits. The Deferred Compensation provided for in this Agreement is intended to, and shall, supplement such other employee benefits provided by the Company.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals upon this Agreement the day and year first above written.

                              THE CONESTOGA TELEPHONE AND
                              TELEGRAPH COMPANY

                              By:_______________________________________

                              Attest:___________________________________


                              __________________________________________
                              Donald R. Breitenstein